UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 8, 2022
Date of Report (date of earliest event reported)
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Redwire Corporation
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39733 (Commission File Number)	98-1550429 (I.R.S. Employer Identification Number)
8226 Philips Highway, Suite 101 Jacksonville, Florida 32256
(Address of principal executive offices and zip code)
(650) 701-7722
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RDW	New York Stock Exchange
Warrants, each to purchase one share of Common Stock	RDW WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement
On August 8, 2022, Redwire Holdings, LLC, a wholly-owned subsidiary of Redwire Corporation (the “Lead Borrower”), and certain other subsidiaries of Redwire Corporation party thereto, entered into a Fourth Amendment (the “Fourth Amendment”) to the Adams Street Capital Credit Agreement. The Fourth Amendment (i) suspended the requirement to comply with the consolidated total net leverage ratio, commencing with the quarter ended June 30, 2022 through June 30, 2023, and resuming with the first test period September 30, 2023, (ii) established a minimum liquidity covenant of $5.0 million (measured on the last day of each fiscal month) applicable until delivery of the reporting package for the fiscal quarter ending September 30, 2023 demonstrating compliance with the total net leverage ratio covenant without use of cure proceeds, (iii) modified certain negative covenants and (iv) increased the per annum interest rate with respect to the initial term loans, delayed draw term loans, incremental term loans and revolving loans by 2.00%, which interest shall accrue and be paid in kind, and is applicable only until the Lead Borrower and its subsidiaries are in compliance with a 6.50:1.00 net debt to EBITDA ratio test.

The Adams Street Capital Agreement, as amended, contains certain customary representations and warranties, affirmative and other covenants and events of defaults, including among other things, payment defaults, breach of representations and warranties, and covenant defaults.

In connection with the entry into the Fourth Amendment, AE Industrial Partners Fund II, LP and certain of its affiliates (the AEI Guarantors”), provided a limited guarantee for the payment of outstanding term loans of up to $7.5 million in the aggregate. In the event that the AEI Guarantors are required to make payments to the lenders under the Adams Street Capital Credit Agreement pursuant to the terms of the limited guarantee, each AEI Guarantor would be subrogated to the rights of the lenders. In connection with the limited guarantee, the Lead Borrower agreed to pay to the AEI Guarantors, a fee equal to 2% of any amount actually paid by such guarantors under the limited guarantee. The fee is waivable by the AEI Guarantors in their discretion.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1
Fourth Amendment to Credit Agreement, dated as of August 8, 2022, by and between Redwire Holdings, LLC, the other Borrowers party thereto, the Guarantors party thereto, Adams Street Credit Advisors, LP, as Administrative Agent and as Collateral Agent and each lender party thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2022

Redwire Corporation

By:	/s/ Jonathan Baliff
Name:	Jonathan Baliff
Title:	Chief Financial Officer and Director